Exhibit 13.1

Certification
Pursuant to 18 U.S.C. Section 1350

Pursuant to U.S.C. Section 1350 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Prime Acquisition Corp. (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2012 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 2, 2014
	By:	/s/ William Tsu-Cheng Yu
William Tsu-Cheng Yu
Interim Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: December 2, 2014
	By:	/s/ Amy Lau
Amy Lau
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)